Exhibit 99.1

Trulia Reports Second Quarter 2014 Results

Marketing campaign drives audience to more than 57M UVs in July 2014; subscriber base nears 74,000

Enters into agreement to be acquired by Zillow

SAN FRANCISCO, July 31, 2014 – Trulia, Inc. (NYSE: TRLA), a leading online marketplace for home buyers, sellers, renters and real estate professionals, today announced financial results for the second quarter ended June 30, 2014.

“Our business is firing on all cylinders. The focus on a more valuable, more transaction ready consumer paid dividends in Q2, as our marketing campaign accelerated audience growth during the busiest part of the real estate season,” said Pete Flint, Chief Executive Officer of Trulia. “I’m tremendously excited about joining forces with Zillow. By working together, we will be able to create even more value for home buyers, sellers, and renters, as well as enable our industry partners to grow their businesses even more efficiently.”

Key Business Metrics – Second Quarter 2014

•	Monthly unique visitors in the second quarter of 2014 were 51.6 million, an increase of 48% from 34.9 million in the same period last year.

•	Mobile monthly unique visitors in the second quarter of 2014 were 25.1 million, an increase of 92% from 13.0 million in the same period last year.

•	Total subscribers as of June 30, 2014 were approximately 74,000*, an increase from the approximately 67,000* as of March 31, 2014.

•	Average monthly revenue per subscriber for the second quarter of 2014 was $206, a 6% increase from $194 in the same period last year and a $10 increase from the first quarter of 2014.

•	New contributions to user-generated content totaled approximately 1.3 million in the second quarter of 2014, an increase of 19% from approximately 1.1 million in the same period last year. As of June 30, 2014, this amounted to a cumulative total of more than 14 million contributions to user-generated content.

Financial Highlights – Second Quarter 2014

•	Total revenue for the second quarter of 2014 was $64.1 million, up 116% year-over-year.

•	Marketplace revenue of $53.2 million, up 142% year-over-year.

•	Media revenue of $10.9 million, up 41% year-over-year.

•	Net loss attributable to common stockholders for the second quarter of 2014 was $17.9 million, or $0.48 per share on a basic and diluted basis, compared with a net loss of $2.4 million, or $0.07 per share on a basic and diluted basis, for the second quarter of 2013.

•	Adjusted EBITDA for the second quarter of 2014 was $4.6 million, compared with $3.4 million for the second quarter of 2013.

•	Adjusted net loss attributable to common stockholders for the second quarter of 2014 was $4.2 million, or $0.11 per share on a basic and diluted basis, compared with adjusted net income attributable to common stockholders of $1.6 million, or $0.05 per share on a basic and diluted basis, for the second quarter of 2013.

Selected Business Highlights

•	Mobile product innovation for consumers: Trulia drove mobile audience growth of more than 90% year-over-year in the second quarter, driven by innovations like nearby home alerts, a feature that alerts consumers to any new homes — either rentals or homes for sale—listed in the last 24 hours. Trulia also demonstrated its culture of innovation by launching a new app for Android Wear that was highlighted at Google I/O 2014, Google’s annual developer conference.

•	Mobile leadership for agents: Trulia extended its mobile leadership in tools for on-the-go agents by launching its first tablet apps for real estate agents, bringing Trulia for Agents to iOS and Android tablets. Agents find the larger displays on tablets particularly helpful for managing their leads and businesses on the go.

•	Deeper industry relationships: Trulia made significant progress in building deeper industry partnerships and adding to the quality of its data. In July, Trulia announced that it now receives listings data from more than 12,000 brokerages through its Trulia Data Connect program. Trulia Data Connect enables brokers to send listings directly to Trulia, empowering them to take full control over their listings and market them more strategically. Trulia Data Connect feeds are updated as frequently as every eight minutes to ensure the listings are marketed in a timely and accurate manner.

Outlook – Third Quarter 2014

Trulia is providing its outlook for revenue and Adjusted EBITDA for the third quarter of 2014:

•	Total revenue is expected to be in the range of $68.4 million to $70.4 million.

•	Marketplace revenue is expected to be in the range of 80% to 85% of total revenue.

•	Adjusted EBITDA is expected to be in the range of $5.4 million to $5.6 million. This represents 8% of revenue at the midpoint of the range.

Agreement to Combine with Zillow

As announced on July 28, 2014, Zillow announced a definitive agreement to acquire Trulia for $3.5 billion in a stock-for-stock transaction. Under the terms of the agreement, Trulia stockholders will receive 0.444 shares of Class A common stock of a newly created holding company for each share of Trulia common stock, and Zillow shareholders will receive one share of Class A or Class B common stock of the newly created holding company for each share of Zillow Class A or Class B common stock, as the case maybe. Trulia stockholders will own approximately 33% of the combined company at closing. The value of the deal represents a premium of 25% to Trulia’s closing price on July 25, 2014. The transaction is expected to close in 2015, pending the satisfaction of customary closing conditions, including shareholder and regulatory approvals.

Conference Call Details

The live webcast of the conference call will be available on the Trulia Investor Relations website at http://ir.trulia.com/. A live dial-in will be available at 800-322-2803, or internationally at 617-614-4925, using passcode 48081552. Following the completion of the call, a recorded replay of the webcast will be available on the Trulia Investor Relations website for one year. A telephone replay of the call will be available at 888-286-8010, or internationally at 617-801-6888, using passcode 94526645, until August 7, 2014.

Trulia will also release details of its results for the second quarter ended June 30, 2014 via Twitter on Wednesday, July 31, at 2 p.m. Pacific Time after the market close. Details of Trulia’s quarterly financial results can be viewed on Twitter at hashtag #TRLAearnings.

About Trulia, Inc.

Trulia (NYSE: TRLA) gives home buyers, sellers, renters and real estate professionals all the tools and valuable information they need to be successful in the home search process. Through its innovative mobile and web products, Trulia provides engaged home buyers and sellers essential information about the house, the neighborhood and the process while connecting them with the right agents. For agents, Trulia, together with its Market Leader subsidiary, provides an end-to-end technology platform that enables them to find and serve clients, create lasting relationships and build their business. Founded in 2005, Trulia is headquartered in San Francisco with offices in New York, Denver and Seattle. Trulia and the Trulia marker logo are registered trademarks of Trulia, Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to: our expectations regarding our business and marketing plans, including the expectation that more than 57 million unique visitors will to come to Trulia in the month of July; our expectations regarding our revenue and Adjusted EBITDA for the third quarter of 2014 and full year 2014; and our expectations regarding the proposed merger with Zillow. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that we do not effectively execute on our national marketing campaign, and that our national marketing campaign does not increase the number of consumers, subscribers and advertisers on our marketplace; the housing market weakens; consumers, subscribers and advertisers do not continue to use our marketplace; we experience expenses that exceed our expectations; the proposed merger does not close due to the failure to obtain shareholder or regulatory approval or otherwise; and the disruption to our business caused by the merger is greater than expected and makes it difficult to maintain certain strategic relationships. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 that was filed on May 2, 2014. The forward-looking statements in this press release are based on information available to Trulia as of the date hereof, and Trulia disclaims any obligation to update any forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures: Adjusted EBITDA and Adjusted Net Income/(Loss) and Pro Forma Financial Information

Trulia’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA and adjusted net loss attributable to common stockholders. We define Adjusted EBITDA as net loss attributable to common stockholders adjusted to exclude interest income, interest expense, depreciation and amortization, income taxes, acquisition costs, restructuring costs, and compensation paid in stock. We define adjusted net loss attributable to common stockholders as net loss attributable to common stockholders adjusted to exclude acquisition costs, restructuring costs, and compensation paid in stock. Adjusted EBITDA and adjusted net loss attributable to common stockholders exclude these items as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of compensation paid in stock, can be difficult to predict. Trulia believes these adjustments provide useful comparative information to investors. Trulia also considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of Trulia and are used by Trulia’s management for that purpose. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Trulia’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly-titled non-GAAP measures used by other companies.

For future periods, Trulia is unable to provide a reconciliation of Adjusted EBITDA to net income/(loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, compensation paid in stock, and certain other infrequently occurring items, such as acquisition related costs and restructuring costs, that may be incurred in the future.

Additional Information and Where to Find It

In connection with the proposed transaction, Zillow and Trulia will file a joint proxy statement/prospectus with the Securities and Exchange Commission, and the new holding company will file a Registration Statement on Form S-4 with the Securities and Exchange Commission. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (when they become available) and other documents filed by Zillow and Trulia at the Securities and Exchange Commission’s web site at www.sec.gov. Copies of the registration statement and joint proxy statement/prospectus (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from Zillow’s website, www.zillow.com, under the heading “Investors” in the “About” tab or by contacting Zillow Investor Relations at (206) 470-7137. These documents may also be obtained, without charge, from Trulia’s website, www.trulia.com, under the tab “Investor Relations” or by contacting Trulia Investor Relations at (415) 400-7238.

Participants in Solicitation

The respective directors and executive officers of Zillow and Trulia and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Zillow’s directors and executive officers is available in its proxy statement filed with the SEC by Zillow on April 17, 2014, and information regarding Trulia’s directors and executive officers is available in its proxy statement filed with the SEC by Trulia on April 22, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

Source: Trulia, Inc.

Contacts:

Ian Lee, 415-400-7238 (Investor Relations)

ir@trulia.com

Matt Flegal, 415-400-7307 (Media)

pr@trulia.com

*	Assumes an overlap of approximately 20% between the subscriber bases of Trulia and Market Leader.

TRULIA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$64,086	$29,713	$118,575	$53,715
Costs and expenses:
Cost of revenue (exclusive of amortization of product development cost)	10,881	4,443	20,978	7,624
Technology and development	14,457	6,529	27,066	11,426
Sales and marketing	37,485	13,302	70,647	25,595
General and administrative	13,559	5,570	25,552	10,742
Acquisition costs	—	2,005	—	2,005
Restructuring costs	3,643	—	3,643	—

Total costs and expenses	80,025	31,849	147,886	57,392
Loss from operations	(15,939)	(2,136)	(29,311)	(3,677)
Interest and other income	146	52	292	78
Interest expense	(1,872)	(217)	(3,699)	(453)

Loss before provision for income taxes	(17,665)	(2,301)	(32,718)	(4,052)
Provision for income taxes	(198)	(110)	(296)	(341)

Net loss attributable to common stockholders	$(17,863)	$(2,411)	$(33,014)	$(4,393)

Net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(0.07)	$(0.89)	$(0.14)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	37,068,035	32,150,829	36,898,051	30,299,214

Reconciliation to adjusted net income (loss) and adjusted net income (loss) per share attributable to common stockholders, basic and diluted, adjusted for compensation paid in stock, acquisition and restructuring costs:

Net loss attributable to common stockholders	$(17,863)	$(2,411)	$(33,014)	$(4,393)
Compensation paid in stock (Note A)	10,010	1,986	19,898	3,378
Acquisition costs	—	2,005	—	2,005
Restructuring costs	3,643	—	3,643	—

Adjusted net income (loss) attributable to common stockholders	$(4,210)	$1,580	$(9,473)	$990
Adjusted net income (loss) per share attributable to common stockholders, basic	(0.11)	0.05	(0.26)	0.03
Adjusted net income (loss) per share attributable to common stockholders, diluted	(0.11)	0.05	(0.26)	0.03
Weighted average shares used in computing the adjusted net income (loss) per share attributable to common stockholders, basic	37,068,035	32,150,829	36,898,051	30,299,214
Weighted average shares used in computing the adjusted net income (loss) per share attributable to common stockholders, diluted	37,068,035	34,016,978	36,898,051	32,218,267

Reconciliation to Adjusted EBITDA:

Net loss attributable to common stockholders	$(17,863)	$(2,411)	$(33,014)	$(4,393)
Non-GAAP adjustments:
Interest income	(146)	(52)	(292)	(78)
Interest expense	1,872	217	3,699	453
Depreciation and amortization	6,897	1,548	13,153	2,909
Provision for income taxes	198	110	296	341
Compensation paid in stock (Note A)	10,010	1,986	19,898	3,378
Acquisition costs	—	2,005	—	2,005
Restructuring costs	3,643	—	3,643	—

Adjusted EBITDA	$4,611	$3,403	$7,383	$4,615

Note (A)

Compensation paid in stock was allocated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cost of revenue	$194	$57	$620	$98
Technology and development	2,336	578	4,180	989
Sales and marketing	3,079	485	6,572	822
General and administrative	4,401	866	8,526	1,469

Total compensation paid in stock	$10,010	$1,986	$19,898	$3,378

TRULIA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of	As of
	June 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$214,909	$225,597
Accounts receivable, net	14,541	11,697
Prepaid expenses and other current assets	9,238	12,272

Total current assets	238,688	249,566
Restricted cash	6,662	1,589
Property and equipment, net	30,155	22,289
Intangible assets, net	110,221	117,888
Goodwill	255,904	255,904
Other assets	7,977	8,173

TOTAL ASSETS	$649,607	$655,409

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$2,255	$3,018
Accrued liabilities and restructuring costs	13,428	11,261
Accrued compensation and benefits	10,021	10,863
Deferred revenue	10,305	10,002
Deferred rent, current portion	812	1,035
Capital lease liability, current portion	21	51

Total current liabilities	36,842	36,230
Deferred rent, net of current portion	5,752	4,751
Capital lease liability, net of current portion	75	84
Long-term debt	230,000	230,000
Other long-term liabilities	3,900	3,268

Total liabilities	276,569	274,333

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Convertible preferred stock	—	—
Common stock	—	—
Additional paid-in capital	470,936	445,960
Accumulated deficit	(97,898)	(64,884)

Total stockholders’ equity	373,038	381,076

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$649,607	$655,409

TRULIA, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands, except share data)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(33,014)	$(4,393)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,153	2,908
Compensation paid in stock	19,898	3,378
Restructuring costs	2,250	—
Provision for doubtful accounts	(219)	(42)
Amortization of debt discount	—	72
Amortization of debt issue cost	77	14
Amortization of underwriters fee	437	—
Loss on disposal of fixed assets	5	—
Changes in operating assets and liabilities:
Accounts receivable	(2,625)	(3,905)
Prepaid expenses and other current assets	3,034	(59)
Other assets	(317)	—
Accounts payable	(19)	484
Accrued liabilities and restructuring costs	2,796	2,783
Accrued compensation and benefits	1,140	3,156
Deferred rent	778	(25)
Deferred revenue	303	1,553
Other long-term liabilities	57	—

Net cash provided by operating activities	7,734	5,924

CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in restricted cash and deposits	(5,073)	248
Purchases of property and equipment	(15,400)	(4,576)

Net cash used in investing activities	(20,473)	(4,328)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from follow-on offering, net of underwriting discounts	—	114,056
Payments of costs related to public offerings	—	(1,034)
Value of equity awards withheld for tax liabilities	(1,754)	—
Repayments on long-term debt	—	(915)
Repayments on capital lease liability	(39)	(163)
Proceeds from exercise of stock options	3,844	2,183

Net cash provided by financing activities	2,051	114,127

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(10,688)	115,723
CASH AND CASH EQUIVALENTS — Beginning of period	225,597	100,017

CASH AND CASH EQUIVALENTS — End of period	$214,909	$215,740

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$3,128	$377

Cash paid for income taxes	$392	$341

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock-based compensation capitalized in product development costs	$956	$233

Purchases of equipment with accounts payable and accrued liabilities at period end	$1,757	$356

Net change related to purchases of equipment in accounts payable and accrued liabilities	$(2,999)	$92

Number of common warrants exercised in a net settlement transaction	—	56,054

Number of stock appreciation rights exercised in net settlement transactions	2,303	—